Exhibit 99.2

Alkali Chemicals Business

(A Business of Tronox Limited)

Interim Condensed Combined Financial Statements

for the Three Months Ended June 30, 2017 and 2016 (Unaudited) and the Six Months Ended June 30, 2017 and 2016 (Unaudited)

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED STATEMENTS OF OPERATIONS (Unaudited)

(In millions)

	Three months ended June 30, 2017	Three months ended June 30, 2016	Six months ended June 30, 2017	Six months ended June 30, 2016
Net Sales	$201.3	$204.8	$391.9	$394.8
Cost of goods sold	(172.3)	(183.9)	(335.0)	(347.5)

Gross Profit	29.0	20.9	56.9	47.3
Selling, general and administrative expenses	(9.8)	(11.9)	(20.6)	(20.9)
Restructuring expense	—	—	(1.2)	—
Research and development expenses	(0.3)	(0.7)	(0.5)	(1.0)

Income from operations before income taxes	18.9	8.3	34.6	25.4
Income tax	(8.0)	(3.4)	(14.4)	(10.5)

Net income	$10.9	$4.9	$20.2	$14.9

The accompanying notes are an integral part of these Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(In millions)

	Three months ended June 30, 2017	Three months ended June 30, 2016	Six months ended June 30, 2017	Six months ended June 30, 2016
Net income	$10.9	$4.9	$20.2	$14.9
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on derivatives, net of taxes of $0.2 and $(0.7) for the three months ended June 30, 2017 and June 30, 2016, respectively and $1.1 and $(0.7) for the six months ended June 30, 2017 and June 30, 2016, respectively	(0.4)	1.1	(1.9)	1.1
Unrecognized prior service (cost)/credit, net of taxes of $(0.1) and nill for the three months ended June 30, 2017 and June 30, 2016, respectively and $(0.1) and nill for the six months ended June 30, 2017 and June 30, 2016, respectively	0.2	—	0.2	—

Total other comprehensive (loss) income	(0.2)	1.1	(1.7)	1.1

Net comprehensive income	$10.7	$6.0	$18.5	$16.0

The accompanying notes are an integral part of these Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED BALANCE SHEETS (Unaudited)

(In millions)

	As of June 30, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$10.6	$37.2
Trade receivables, net of allowance for doubtful accounts	84.2	84.9
Receivables from related parties and affiliates, net	53.3	60.0
Inventories, net	35.3	33.7
Prepaid and other assets	14.7	20.8

Total current assets	198.1	236.6
Noncurrent assets:
Property, plant and equipment, net	721.7	738.0
Mineral leaseholds, net	726.6	729.2
Other long-term assets	4.2	3.2

Total assets	$1,650.6	$1,707.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, trade and other	$53.2	$47.5
Net due to parent	4.8	13.4
Accrued liabilities	25.7	32.1

Total current liabilities	83.7	93.0
Noncurrent liabilities:
Pension and postretirement healthcare benefits	8.7	7.7
Deferred tax liabilities	28.3	18.8
Other long-term liabilities	12.4	11.9

Total liabilities	133.1	131.4

Equity:
Net investment of Parent	1,520.7	1,577.1
Accumulated other comprehensive loss	(3.2)	(1.5)

Total equity	1,517.5	1,575.6

Total liabilities and equity	$1,650.6	$1,707.0

The accompanying notes are an integral part of these Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY NET INVESTMENT (Unaudited)

(In millions)

	Net investment of parent	Accumulated other comprehensive income (loss)	Total
Balance at January 1, 2017	$1,577.1	$(1.5)	$1,575.6
Net income	20.2	—	20.2
Other comprehensive loss	—	(1.7)	(1.7)
Net change in net investment of Parent	(76.6)	—	(76.6)

Balance at June 30, 2017	$1,520.7	$(3.2)	$1,517.5

The accompanying notes are an integral part of these Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Six months ended June 30, 2017	Six months ended June 30, 2016
Cash Flows from Operating Activities:
Net Income	$20.2	$14.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	32.5	29.3
Reversal of bad debt expense	(0.3)	—
Deferred income taxes	10.4	7.7
Share-based compensation expense	1.0	0.5
Pension expense	2.7	2.4
Contributions to employee pensions	(1.8)	(0.9)
Changes in operating assets and liabilities:
Trade receivables	1.0	(9.7)
Receivables from related parties and affiliates, net	6.7	2.1
Inventories, net	(1.6)	2.1
Prepaid and other assets	1.9	1.8
Accounts payable	9.0	6.7
Net due to Parent	(8.6)	(8.7)
Accrued liabilities	(6.5)	1.1
Pension and postretirement healthcare benefits	0.2	0.1
Other Long-term liabilities	0.4	0.4

Net cash provided by operating activities	67.2	49.8

Cash Flows from Investing Activities:
Capital expenditures	(16.1)	(20.3)

Net cash used in investing activities	(16.1)	(20.3)

Cash Flows from Financing Activities:
Net transfers to Parent	(77.7)	(41.6)

Net cash used in financing activities	(77.7)	(41.6)

Increase (decrease) in cash and cash equivalents	(26.6)	(12.1)
Cash and cash equivalents at beginning of period	37.2	33.7

Cash and cash equivalents at end of period	$10.6	$21.6

Supplemental Cash Flow Information:
Income taxes settled through Parent company equity	$3.9	$2.8

The accompanying notes are an integral part of these Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Note 1: Description of the Business

The accompanying unaudited interim condensed combined financial statements (“Interim Condensed Combined Financial Statements”) include the historical accounts of the Alkali Chemicals Business (collectively referred to as “Alkali”, “Tronox Alkali Ltd.”, “We”, “Us”, “Our” or the “Company”) of Tronox Limited (the “Parent” or “Tronox”), a public limited company registered under the laws of the State of Western Australia, Australia.

Nature of Operations

The Company mines and processes trona ore and manufactures natural soda ash and inorganic chemical products that include sodium bicarbonate, sodium sesquicarbonate and caustic soda (collectively referred to as “alkali products”). The alkali products are used in a variety of industries for glass manufacturing, water treatment, pulp and paper, textiles, food and pharmaceuticals and cosmetics. The alkali products are sold directly to various domestic and international customers as well as to the American Natural Soda Ash Corporation (“ANSAC”), the primary export customer of the Company. ANSAC is a third-party nonprofit corporation whose purpose is to promote export sales of U.S. produced soda ash in conformity with the Webb-Pomerene Act. All mining and processing activities of the Company take place at the facility located in the Green River Basin of Wyoming, United States. See Note 5 within these Interim Condensed Combined Financial Statements for additional information related to ANSAC.

Note 2: Basis of Presentation

Throughout the periods covered by the accompanying Interim Condensed Combined Financial Statements, Alkali operated as a business unit of Tronox. Consequently, standalone financial statements were not historically prepared for Alkali. The Interim Condensed Combined Financial Statements have therefore been derived from the accounting records of the Parent to present the Alkali historical carve-out interim condensed combined balance sheets as of June 30, 2017 and December 31, 2016; its results of operations for the three and six month periods ended June 30, 2017 and 2016; changes in Parent company net investment for the six months ended June 30, 2017 and cash flows for the six months ended June 30, 2017 and June 30, 2016.

The previously reported Interim Condensed Combined Statement of Cash Flows for the three months ended March 31, 2017 had an error in capital expenditures, which understated cash flows provided by operating activities and understated cash flows used in investing activities by $7.7. All capital expenditures included in accounts payable as of March 31, 2017 were paid as of June 30, 2017. As such, the statement of cash flows for the six months ended June 30, 2017 is appropriately presented. The Company evaluated the error considering both quantitative and qualitative factors and concluded it was not material to previously issued financial statements.

The Interim Condensed Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. The Interim Condensed Combined Financial Statements include the assets, liabilities, revenues and expenses of Alkali, as carved out from the historical results of operations and the historical bases of assets and liabilities of the Parent, adjusted to conform to U.S. GAAP. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results for interim periods have been included. Results for interim periods should not be considered indicative of results for a full year. These Interim Condensed Combined Financial Statements do not represent complete financial statements and should be read in conjunction with the Annual Combined Financial Statements for the years ended December 31, 2016 and 2015, collectively referred to as the “Annual Combined Financial Statements.”

As the Interim Condensed Combined Financial Statements present Alkali as a carve-out business derived from the historical records of the Parent, net investment of Parent is shown in lieu of shareholder’s equity on the Interim Condensed Combined Balance Sheets. With the exception of certain payables, intercompany

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

balances and transactions between Alkali and Tronox have been presented in Net investment of Parent. Intracompany balances and accounts within Alkali have been eliminated. Net investment of Parent represents Tronox’s interest in the recorded net assets of Alkali.

The Interim Condensed Combined Statements of Operations include all revenues and costs directly attributable to Alkali, as well as costs for certain functions and services used by Alkali. Therefore, certain costs related to Alkali have been allocated from the Parent. These allocated costs are primarily related to certain governance and corporate functions such as legal, investor relations, communications and administration. The costs associated with these services and support functions have been allocated to Alkali primarily through specific identification or a pro-rata allocation using net sales. The net costs allocated for these functions are included in Selling, general and administrative expenses within the Interim Condensed Combined Statements of Operations.

For purposes of the Interim Condensed Combined Financial Statements, the income tax expense and deferred tax balances have been estimated as if we filed income tax returns stand-alone basis separate from Tronox.

The Interim Condensed Combined Financial Statements of the Company do not present the Parent’s historical debt or related interest expense. The expense and cost allocations have been determined on a basis considered by management to be a reasonable reflection of the utilization of services both provided to and received by Alkali relative to the total costs incurred by Tronox. Additionally, the assets and liabilities assigned from Tronox have been deemed attributable to and reflective of the historical operations of Alkali. However, the amounts recorded may not be representative of the amounts that would have been incurred had Alkali been an entity that operated independently of Tronox. Consequently, the Interim Condensed Combined Financial Statements may not be indicative of Alkali’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had Alkali operated as a separate entity apart from Tronox during the periods presented. See Note 5 for further discussion of cost allocations included in the Interim Condensed Combined Financial Statement.

Note 3: Summary of Significant Accounting Policies

Our significant accounting policies are those that we believe are important to the portrayal of our financial condition and results of operations, as well as those that involve significant judgments or estimates about matters that are inherently uncertain. There have been no material changes to the significant accounting policies as discussed in Note 3 of our Annual Combined Financial Statements.

Note 4: Recent Accounting Pronouncements

In addition to the accounting standards discussed in the Annual Combined Financial Statements, management assessed the impact of the following recently issued accounting standards:

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under ASU 2017-09, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. ASU 2017-09 is effective prospectively for annual periods beginning on or after December 15, 2017, including interim periods within those periods. Early adoption is permitted. The impact, if any, that ASU 2017-09 will have on our Interim Condensed Combined Financial Statements will depend on any future award modification.

In March 2017, the FASB issued ASU 2017-07, Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”) which amends the requirements in ASC 715, Compensation - Retirement Benefits, which requires employers

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

that sponsor defined benefit pension and/or other postretirement plans to aggregate the various components of net periodic benefit cost for presentation purposes but does not prescribe where they should be presented in the income statement. ASU 2017-07 requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item(s) as other employee compensation costs arising from service rendered during the period. In addition, only the service cost component will be eligible for capitalization in assets. Employers will present the other components separately from the line item(s) that includes the service cost and outside of any subtotal of operating income, if one is presented. Employers will have to disclose the line item(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. ASU 2017-07 is effective for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted as of the beginning of an annual period for which an entity’s financial statements (interim or annual) have not been issued. ASU 2017-07 requires the presentation of the components of net periodic benefit cost in the income statement retrospectively while the guidance limiting the capitalization of net periodic benefit cost in assets to the service component will be applied prospectively. We have not yet determined the impact, if any, that ASU 2017-07 will have on our Interim Condensed Combined Financial Statements.

In March 2016, the FASB issued ASU 2016-05, Derivatives and Hedging: Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships (“ASU 2016-05”), which clarifies that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument in an existing hedging relationship would not, in and of itself, be considered a termination of the derivative instrument or a change in a critical term of the hedging relationship. As long as all other hedge accounting criteria in ASC 815, Derivatives and Hedging (“ASC 815”) are met, a hedging relationship in which the hedging derivative instrument is novated would not be discontinued or require redesignation. This clarification applies to both cash flow and fair value hedging relationships. We adopted ASU 2016-05 during the first quarter of 2017. Its adoption did not have an impact on our Interim Condensed Combined Financial Statements.

In March 2016, the FASB issued Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which amends ASC Topic 718, Compensation – Stock Compensation. ASU 2016-09 simplifies various aspects related to how share-based payments are accounted for and presented in the financial statements including income taxes and forfeitures of awards. We adopted ASU 2016-09 during the first quarter of 2017. Its adoption did not have a material impact on our Interim Condensed Combined Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. We have developed an implementation plan for adopting ASU 2016-02, which includes utilizing a software program to manage our lease obligations. We are evaluating the impact that ASU 2016-02 will have on our Interim Condensed Combined Financial Statements and have concluded that we will not early adopt ASU 2016-02.

In July 2015, as part of its simplification initiative, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 simplifies the subsequent measurement of inventory by requiring entities to remeasure inventory at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. We adopted ASU 2015-11 during the first quarter of 2017. The adoption of ASU 2015-11 did not have an impact on our on our Interim Condensed Combined Financial Statements.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires several new disclosures. This guidance is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted, and may be applied either retrospectively or on a modified retrospective basis. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued on this topic, the most recent of which was issued in February 2017. We have developed an implementation plan for adopting ASU 2014-09 and are currently operating in line with that plan. We have completed our contract evaluation process and are currently validating the results of applying the new revenue guidance. We have also started documenting our accounting policies and evaluating the new disclosure requirements and we expect to complete the evaluation of the impact of the accounting and disclosure requirements on our business processes, controls and systems by the fourth quarter of 2017. We are evaluating the impact that ASU 2014-09 will have on our Interim Condensed Combined Financial Statements and expect to adopt the new standard using the modified retrospective approach effective January 1, 2018.

Note 5: Agreements and Transactions with Related Parties and Affiliates

Shared Services and Corporate Costs

We benefit from certain governance and corporate services provided by the Parent, including legal, investor relations, communications and administration. The amount of cost allocated to us by the Parent for these services was $4.6 and $4.7 for the three months ended June 30, 2017 and 2016, respectively and $9.5 and $9.0 for the six months ended June 30, 2017 and 2016, respectively. These Parent allocations were determined through either specific identification or a pro-rata allocation using net sales and are included within Selling, general and administrative expenses within the Interim Condensed Combined Statements of Operations.

Stock-Based Compensation

During the period, employees of the Company were eligible to participate in the Tronox Limited Management Equity Incentive Plan (the “MEIP”), which permits the grant of awards that are comprised of incentive options, nonqualified options, share appreciation rights, restricted shares, restricted share units, performance awards and other share-based awards, cash payments and other forms as the compensation committee of the Board of Directors of Tronox (the “Board”) in its discretion deems appropriate, including any combination of the above.

The Company recorded stock-compensation expense related to the MEIP of $0.6 and $0.4 for the three months ended June 30, 2017 and 2016, respectively and $1.1 and $0.5 for the six months ended June 30, 2017 and 2016, respectively. Stock compensation expense is included within in Selling, general and administrative expenses within the Interim Condensed Combined Statements of Operations.

Cash Management, Financing and Financial Instruments

Tronox uses a centralized approach to cash management and the financing of its operations. The available cash balances of Alkali are regularly “swept” at the discretion of Tronox with Tronox funding Alkali’s operating and investing activities as needed. Transfers and distributions of cash between Alkali and Tronox are included within Net investment of Parent on the Interim Condensed Combined Balance Sheets.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Agreements and Transactions with Affiliates

We hold a membership in ANSAC, which is responsible for promoting and increasing the use and sale of soda ash and other refined or processed sodium products produced. Costs incurred by ANSAC are charged directly to us and included within Selling, general and administrative expenses. These costs include sales and marketing, salaries, benefits, office supplies, professional fees, travel, rent and certain other costs. These transactions do not necessarily represent arm’s length transactions and may not represent all costs if we operated on a stand-alone basis. We also benefit from favorable shipping rates for our direct exports when using ANSAC to arrange for ocean transport. Net sales to ANSAC were $79.6 and $69.9 for the three months ended June 30, 2017 and June 30, 2016, respectively and $154.4 and $130.3 for the six months ended June 30, 2017 and 2016, respectively. The costs charged to us by ANSAC, included in Selling, general and administrative, were $1.5 and $1.8 for the three months ended June 30, 2017 and June 30, 2016, respectively and $2.1 and $4.4 for the six months ended June 30, 2017 and 2016, respectively.

Receivables from related parties and affiliates as of June 30, 2017 and December 31, 2016 are as follows:

	As of June 30, 2017	As of December 31, 2016
NatronX Technologies LLC	$—	$0.1
ANSAC	53.3	59.9

Total	$53.3	$60.0

Accounts payable from related parties and affiliates were $0.9 and $1.3 as of June 30, 2017 and December 31, 2016, respectively. These include related party payables to ANSAC which are included within Accounts payable on the Interim Condensed Combined Balance Sheets.

Note 6: Restructuring expense

In March 2017, the Company business announced a cost improvement initiative which focused on process improvements at our Wyoming facility (the “Wyoming Restructure”). During the first quarter of 2017, we recorded $1.2 to Restructuring expense in the Interim Condensed Combined Statements of Operations related to the Wyoming Restructure.

Note 7: Accounts Receivables, Net of Allowance for Doubtful Accounts

	As of June 30, 2017	As of December 31, 2016
Trade receivables	$71.7	$73.7
Other	13.5	12.5
Allowance for doubtful accounts	(1.0)	(1.3)

Total	$84.2	$84.9

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Note 8: Inventories

	As of June 30, 2017	As of December 31, 2016
Raw materials	$3.9	$3.3
Work-in-process	4.9	5.9
Finished goods, net	14.9	16.3
Materials and supplies, net	11.6	8.2

Total	$35.3	$33.7

Note 9: Prepaid and Other Current Assets

	As of June 30, 2017	As of December 31, 2016
Prepaid royalty	$3.9	$10.1
Prepaid freight	4.4	4.7
Prepaid insurance	3.3	1.1
Prepaid longwall	2.4	1.3
Natural gas derivatives	0.2	3.0
Other	0.5	0.6

Total	$14.7	$20.8

Note 10: Property, Plant and Equipment, Net

	As of June 30, 2017	As of December 31, 2016
Land and land improvements	$68.1	$64.9
Buildings	70.9	71.4
Mine and development costs	7.0	7.0
Machinery and equipment	632.2	618.9
Construction-in-progress	57.7	63.0

Total	835.9	825.2
Less: accumulated depreciation	(114.2)	(87.2)

Total	$721.7	$738.0

Depreciation and amortization expense related to property, plant and equipment for the three months ended June 30, 2017 and 2016 was $14.2 and $13.3, respectively of which $14.2 and $13.3 was recorded in cost of goods sold for the three months ended June 30, 2017 and 2016, respectively in the Interim Condensed Combined Statements of Operations.

Depreciation and amortization expense related to property, plant and equipment for the six months ended June 30, 2017 and 2016 was $29.3 and $25.8, respectively of which $29.3 and $25.8 was recorded in cost of goods sold for the six months ended June 30, 2017 and 2016, respectively in the Interim Condensed Combined Statements of Operations.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Note 11: Mineral Leaseholds

	As of June 30, 2017	As of December 31, 2016
Mineral leaseholds	$738.5	$738.5
Less accumulated depletion	(11.9)	(9.3)

Total	$726.6	$729.2

Depletion expense related to mineral leaseholds for the three months ended June 30, 2017 and 2016 was $1.1 and $1.4, respectively and for the six months ending June 30, 2017 and 2016 was $2.6 and $2.6, respectively and was recorded in cost of goods sold in the Interim Condensed Combined Statements of Operations.

Note 12: Accrued Liabilities

	As of June 30, 2017	As of December 31, 2016
Employee-related costs and benefits	$14.1	$19.6
Taxes other than income taxes	7.4	7.6
Accrued legal and professional expense	1.1	1.8
Other	3.1	3.1

Total	$25.7	$32.1

Note 13: Income Taxes

Alkali recorded income tax expense of $8.0 and $3.4 for the three months ended June 30, 2017 and 2016, respectively and $14.4 and $10.5 for the six months ending June 30, 2017 and 2016, respectively. The effective tax rate was 42.3% and 41.5% for the three months ended June 30, 2017 and 2016, respectively, and was 41.6% and 41.5% for the six months ending June 30, 2017 and 2016, respectively, and was higher than the statutory rate primarily due to state income taxes and changes in valuation allowance. Each year Alkali files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. These tax returns are subject to examination and possible challenge by the taxing authorities. Positions challenged by the taxing authorities may be settled or appealed by Alkali. As a result, income tax uncertainties are recognized in Alkali’s Interim Condensed Combined Financial Statements in accordance with accounting for income taxes, when applicable.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Note 14: Derivative Instruments

Alkali entered into futures contracts beginning in 2016 in order to mitigate exposure from changes in market prices related to certain natural gas prices. We mitigate our exposures to currency risks and commodity price risks, through a controlled program of risk management that includes the use of derivative financial instruments.

Alkali records these future contracts in either prepaid and other assets or other current liabilities at fair value in the Interim Condensed Combined Balance Sheets and recognizes changes in the fair value of these future contracts in accumulated other comprehensive income, as these instruments have been designated as cash flow hedges.

As of June 30, 2017, we were party to futures contracts with a notional value of $5.7, expiring in December, 2017. For the three months ended June 30, 2017 and 2016 and the six months ended June 30, 2017 and 2016, realized gains recorded within the Interim Condensed Combined Statement of Operations were immaterial. Unrealized losses on the future contracts amounted to $0.4 and $1.9 net of tax for the three months and six months ending June 30, 2017, respectively and was recorded in the Interim Condensed Combined Statements of Other Comprehensive Income. We expect to recognize this amount into earnings over the next 6 months.

The fair value of the natural gas commodity price contract was based on market price quotations and the use of a pricing model. The contract was considered a level 2 input in the fair value hierarchy at June 30, 2017 and December 31, 2016 and recorded in Prepaid and other assets and is further summarized below:

	Fair Value Measurement at June 30, 2017, Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Asset Category:
Future Contracts	$—	$0.2	$—	$0.2

Total at fair value	$—	$0.2	$—	$0.2

	Fair Value Measurement at December 31, 2016, Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Asset Category:
Future Contracts	$—	$3.0	$—	$3.0

Total at fair value	$—	$3.0	$—	$3.0

Note 15: Commitments and Contingencies

Lease commitments

We lease various types of office space, manufacturing, data processing and rail transportation equipment. The gross rent expense under operating leases amounted to $4.2 and $4.3 for the three months ended June 30, 2017 and 2016, respectively and $8.5 and $8.7 for the six months ending June 30, 2017 and 2016, respectively.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

At June 30, 2017, minimum rental commitments under non-cancelable operating leases were as follows:

Remainder of 2017	$7.7
2018	15.1
2019	15.1
2020	15.3
2021	15.3
Thereafter	65.8

Total	$134.3

Purchase commitments

The Company is party to coal supply contracts designed to mitigate volatility in the price of coal. The purchase commitments at June 30, 2017 were as follows:

Remainder of 2017	$2.0
2018	4.1
2019	4.1
2020	4.1
2021	4.1
Thereafter	20.3

Total	$38.7

Guarantees

Alkali together with other subsidiaries of the Parent, jointly and severally guarantee the Parent’s debt obligations, namely the UBS revolving credit facility having a maturity date no later than April 1, 2020, the Senior Notes due 2020 and the Senior Notes due 2022. The amount outstanding under these debt obligations was $896 and $584 at June 30, 2017.

Contingencies

We have certain contingent liabilities arising in the ordinary course of business. Some of these contingencies are known but are so preliminary that the merits cannot be determined, or if more advanced, are not deemed material based on current knowledge and some are unknown - for example, claims with respect to which we have no notice or claims which may arise in the future, resulting from products sold, guarantees or warranties made, or indemnities provided. Therefore, we are unable to develop a reasonable estimate of our potential exposure of loss for these contingencies, either individually or in the aggregate, at this time.

Based on information currently available and established reserves, we have no reason to believe that the ultimate resolution of known contingencies will have a material adverse effect on the combined financial position, liquidity or results of operations. However, there can be no assurance that the outcome of these contingencies will be favorable and adverse results in certain of these contingencies could have a material adverse effect on the combined financial position, results of operations in any one reporting period, or liquidity.

Alkali Chemicals Business

(A Business of Tronox Limited)

NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

(In millions)

Environmental

Portions of mining operations in the Green River Basin of Wyoming are powered by natural gas which is delivered to the site via pipelines. Condensate from a natural gas pipeline, that is no longer in service, was collected in a condensate tank and “blown-down” into an unlined condensate disposal pit, a practice that was widely accepted at the time. This condensate included contaminant traces of volatile organic compounds (“VOC”) that are characterized and monitored by the indicator parameter, benzene. As a result, site investigations have confirmed that these VOCs are present in the soils and groundwater which extends from the condensate disposal pit to a down-gradient area that is bounded by a groundwater cut-off wall and pump back system. Our Parent received notification from the WyDEQ requiring a Focused Feasibility Study (“FFS”) on the technologies that can be used to remedy the soils and groundwater in contaminated areas. The estimated cost for the FFS of $2.5 and $2.6 was included in other long-term liabilities in the Interim Condensed Combined Balance Sheets at June 30, 2017 and December 31, 2016.

Note 16: Subsequent Events

The Interim Condensed Combined Financial Statements have been derived from the consolidated financial statements of the Parent, which issued its interim financial statements for the period ended June 30, 2017 on August 9, 2017 and its annual financial statements for the periods ended December 31, 2016 and 2015 on February 24, 2017. Management has evaluated subsequent events through August 25, 2017 and recognized transactions in the Interim Condensed Combined Financial Statements as appropriate. Additionally, management has evaluated transactions that occurred as of the issuance date of these financial statements or August 25, 2017 for the purpose of disclosure of unrecognized events.

On August 2, 2017, the Parent entered into a definitive agreement to sell the Company to Genesis Energy, L.P. Under the terms of the agreement, the Parent will receive $1.325 billion in cash, subject to regulatory approval and customary closing conditions. The sale of the Company is expected to close September 1, 2017.